Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into effective as of December 19, 2013 (the “First Amendment Effective Date”), among NRP OIL AND GAS LLC, a Delaware limited liability company (the “Borrower”), each of the Lenders that is a signatory hereto, and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of August 12, 2013 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein and on the terms and conditions set forth herein and to be effective as of the First Amendment Effective Date; and

WHEREAS, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement as provided herein subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended effective as of the First Amendment Effective Date in the manner provided in this Section 1.

1.1 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their respective entireties to read as follows:

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.07 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04(b),

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and “Commitments” means the aggregate amount of the Commitments of all the Lenders. The amount representing each Lender’s Commitment shall at any time be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Applicable Percentage of the then effective Borrowing Base. As of the First Amendment Effective Date, the Commitment of each Lender shall be the amount set forth opposite such Lender’s name on Annex I under the caption “Commitments”.

1.2 Additional Definition. The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Sundance” means Sundance Energy, Inc., a Colorado corporation.

“Sundance Acquisition” means the acquisition by the Borrower of the Sundance Assets pursuant to the terms and conditions of the Sundance Acquisition Documents.

“Sundance Acquisition Documents” means (a) that certain Purchase and Sale Agreement dated as of October 30, 2013 between Sundance, as seller, and the Borrower, as buyer, with respect to the acquisition by the Borrower of the Sundance Assets, as amended prior to the date hereof, and (b) all assignments, bills of sale, side letters and other material agreements, documents and certificates executed and delivered in connection with the Sundance Acquisition, in the case of each of clauses (a) and (b), as the same may be amended supplemented or otherwise modified from time to time to the extent permitted under Section 6.18.

“Sundance Assets” means the “Assets” (as defined in the Sundance Acquisition Documents).

“First Amendment Effective Date” means December 19, 2013.

1.3 Notices Relating to Abraxas Acquisition and Sundance Acquisition. Section 5.01(r) shall be and it hereby is amended and restated in its entirety to read as follows:

(r) Notices Relating to the Abraxas Acquisition and Sundance Acquisition. In the event that after the Effective Date the Borrower or any Guarantor is required or elects to purchase any of the Abraxas Assets which had been excluded from, or to return any of the Abraxas Assets which had been included in, the Abraxas Assets in accordance with the terms of the Abraxas Acquisition Documents, or is required to honor any preferential purchase right in respect of any Abraxas Asset which has not been waived, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances. In the event that after the First Amendment Effective Date the Borrower or any Guarantor is required or elects to purchase any of the Sundance Assets which had been excluded from, or to return any of the Sundance Assets which had been included in, the Sundance Assets in

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accordance with the terms of the Sundance Acquisition Documents, or is required to honor any preferential purchase right in respect of any Sundance Asset which has not been waived, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances.

1.4 Sundance Acquisition Documents. Section 6.18 shall be and it hereby is added to the Credit Agreement in appropriate numerical order as follows:

Section 6.18 Sundance Acquisition Documents. Without the prior written consent of the Required Lenders, the Borrower will not, and will not permit any of the other Loan Parties to, enter into or permit any supplement, modification, amendment, or amendment and restatement of, or waive any right or obligation of any Person under, any of the Sundance Acquisition Documents that could reasonably be expected to result in a Material Adverse Effect.

1.5 Annex I. Annex I of the Credit Agreement shall be and it hereby is amended and restated in its entirety and replaced with Annex I attached hereto.

SECTION 2. Redetermined Borrowing Base. This Amendment shall constitute notice of the Scheduled Borrowing Base Determination to occur on or about November 1, 2013 pursuant to Section 2.08 of the Credit Agreement, and the Administrative Agent, the Lenders, the Borrower and the Guarantors hereby acknowledge that effective as of the date of this Amendment, the Borrowing Base shall be increased from $8,000,000 to $16,000,000 and such redetermined Borrowing Base, which shall be deemed to be the November 1, 2013 Scheduled Borrowing Base Determination, shall remain in effect until the earlier of (a) the next redetermination of the Borrowing Base or (b) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement.

SECTION 3. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment and the redetermination of the Borrowing Base contained in Section 2 of this Amendment, shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1 Execution and Delivery. Each Loan Party, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment and each other required document, all in form and substance satisfactory to the Administrative Agent.

3.2 No Default. No Default or Event of Default shall exist immediately after giving effect to this Amendment.

3.3 Representations and Warranties. After giving effect to this Amendment, the representations and warranties of each Loan Party contained in the Credit Agreement, this Amendment and the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifier contained therein) only as of such specified date.

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3.4 Fees. The Borrower and the Administrative Agent shall have executed and delivered a fee letter in connection with this Amendment, and the Administrative Agent shall have received the fees separately agreed upon in such fee letter.

3.5 Mortgage and Title. The Loan Parties shall have executed and delivered to the Administrative Agent Mortgages and title information, in each case, reasonably satisfactory to the Administrative Agent with respect to the Oil and Gas Properties that are included in the Borrowing Base, or the portion thereof, as required by Sections 5.12 and 5.13 of the Credit Agreement.

3.6 Existing Liens. The Administrative Agent shall have received evidence reasonably satisfactory to it that upon the consummation of the Sundance Acquisition, all Liens, other than Permitted Encumbrances, upon the Sundance Assets have been terminated.

3.7 Acquisition Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying: (i) true, accurate and complete copies of the material Sundance Acquisition Documents, (ii) that the Borrower has consummated the Sundance Acquisition, substantially in accordance with the terms of the Sundance Acquisition Documents (without waiver or amendment of any material term or condition thereof not otherwise acceptable to the Administrative Agent) and that the Borrower acquired all of the Sundance Assets contemplated by the Sundance Acquisition Documents and (iii) as to the purchase price determined by the Sundance Acquisition Documents for the Sundance Assets after giving effect to all adjustments as of the closing date contemplated by the Sundance Acquisition Documents.

3.8 Equity Contribution. Administrative Agent shall have received evidence satisfactory to it that Natural Resource Partners shall have made an equity contribution, on or before the First Amendment Effective Date, to the Borrower in an amount sufficient for the Borrower to use the proceeds thereof to consummate the Sundance Acquisition.

3.9 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 4. Representations and Warranties of Loan Parties. To induce the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders as follows:

4.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments and waivers herein, each representation and warranty of such Loan Party contained in the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifier contained therein) only as of such specified date.

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4.2 Corporate Authority; No Conflicts. The execution, delivery and performance by each Loan Party (to the extent a party hereto or thereto) of this Amendment and the Sundance Acquisition Documents and all documents, instruments and agreements contemplated herein and therein are within such Loan Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government, except such as have been obtained or made and are in full force and effect and except for (i) filings necessary to perfect Liens created pursuant to this Amendment and the other Loan Documents, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default under this Amendment or the other Loan Documents, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment or the other Loan Documents and (iii) those consents, approvals or filings that are customarily obtained after the closing of an acquisition of Oil and Gas Properties, and do not violate or constitute a default under any provision of any applicable law or any indenture, agreement or other instrument evidencing Material Indebtedness or a Material Sales Contract binding upon any Loan Party (including the Sundance Acquisition Documents in respect of the execution, delivery and performance of this Amendment) or result in the creation or imposition of any Lien upon any of the assets of any Loan Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.

4.3 Enforceability. This Amendment and the Sundance Acquisition Documents constitute the valid and binding obligation of the Borrower and each other Loan Party enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

4.4 No Default. As of the date hereof, immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5. Miscellaneous.

5.1 Post-Closing Mortgage and Assignment Approval. On or before the date that is thirty (30) days after the First Amendment Effective Date (or such later date as Administrative Agent may agree in its reasonable discretion), the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that (i) attached thereto are true, accurate and complete copies of the applicable Sundance Acquisition Documents that are required to be filed with the Bureau of Indian Affairs and/or any Indian tribe under applicable law and (ii) such Sundance Acquisition Documents have been properly submitted for approval in the appropriate filing office of the Bureau of Indian Affairs. Within three (3) Business Days after the Borrower receives notice of the approval or rejection of the filing of any applicable Sundance Acquisition Document by the Bureau of Indian Affairs or any Indian tribe, Borrower shall notify the Administrative Agent of such approval or rejection and deliver to the Administrative Agent evidence of such approval or rejection along with the applicable Sundance Acquisition Document approved or rejected.

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5.2 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Loan Party. Each Loan Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Loan Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof. Each Guarantor party hereto (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents to which it is a party (including, without limitation, the Guaranty) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

5.3 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.4 Legal Expenses. Each Loan Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.5 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

5.6 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.7 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.8 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

5.9 Reference to and Effect on the Loan Documents.

(a) This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

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(b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

NRP OIL AND GAS

By:	Dwight L. Dunlap

Name:	Dwight L. Dunlap
Title:	Chief Financial Officer and Treasurer

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FIRST AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

WELLS FARGO BANK, N.A.,

as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Brett A. Steele

Name:	Brett A. Steele
Title:	Vice President

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ANNEX I

MAXIMUM CREDIT AMOUNTS, APPLICABLE PERCENTAGES, AND COMMITMENTS

Lender	Title	Applicable Percentages	Commitment	Maximum Credit Amounts
Wells Fargo Bank , N.A.	Administrative Agent	100.00%	$16,000,000	$100,000,000
TOTAL		100.00%	$16,000,000	$100,000,000

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